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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):
      -----------------------------------------------
      February 20, 2001


                                     THE MILLS CORPORATION
                    (Exact Name of Registrant as Specified in Its Charter)

             Delaware                 1 - 12994            52-1802283
             --------                 ---------            ----------
   (State or other jurisdiction      (Commission        (I.R.S. Employer
 of incorporation or organization)  File Number)       Identification No.)


           1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209
           -----------------------------------------------------------
               (Address of principal executive offices - zip code)

                                 (703) 526-5000
                                 --------------
              (Registrant's telephone number, including area code)
           Securities registered pursuant to Section 12(b) of the Act:


          (former name or former address, if changed since last report)


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                              THE MILLS CORPORATION
                                    FORM 8-K



ITEM 5.  OTHER EVENTS

        At a meeting of the Board of Directors of The Mills Corporation (the "Company") held on February 20, 2001, the Board of Directors approved an increase in the maximum percentage value of the outstanding capital stock that may be beneficially owned by a stockholder of the Company from 5% to 9.225%.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)     Exhibits

Number          Exhibit
------          -------
4.1             Resolutions adopted by the Board of Directors on
                February 20, 2001

ITEM 9.  REGULATION FD DISCLOSURE

        The information in this item of this Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of
Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report.

        In the first quarter of 2001, the Company terminated its Midtown Atlanta entertainment and retail project resulting in a one-time earnings charge of $2.8 million, which will be reflected in the Company's first quarter results. Despite this charge, the Company remains comfortable with the current range of FFO per share estimates published by Wall Street research analysts as reported on First Call of $2.90 per share to $2.95 per share for the full year 2001.



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                                    SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:  April 30, 2001             THE MILLS CORPORATION



                                   By:    /s/ Kenneth R. Parent
                                       ---------------------------------------
                                   Kenneth R. Parent
                                   Executive Vice President, Finance
                                   and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)



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                                  EXHIBIT INDEX



Number  Exhibit
------  -------
4.1     Resolutions adopted by the Board of Directors on February 20, 2001